EXHIBIT 99.3

CANG BAO TIAN XIA INTERNATIONAL ART TRADE CENTER, INC.

PRO FORMA CONDENSED BALANCE SHEET

As of September 30, 2019

(Unaudited)

	Zhi Yuan Limited and Subsidiaries	Cang Bao Tian Xia International Art Trade Center, Inc.	Adjustments	Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$3,059,937	$—		$3,059,937
Inventory	310,550	—		310,550
Due from related party	5,875	—		5,875
Prepayment and other current assets, net	1,149,255	—		1,149,255
Total current assets	4,525,617	—		4,525,617
Non-current assets
Property, plant and equipment, net	8,998	—		8,998
Intangible assets	384,152	—		384,152
Operating lease right of use asset, net	916,120	—		916,120
Total non-current assets	1,309,270	—		1,309,270
Total Assets	$5,834,887	$—		$5,834,887

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expense	$5,426,079	$10,650		$5,436,729
Deferred revenues	1,451,725	—		1,451,725
Due to related party	518	15,856		16,374
Operating lease liabilities - current	411,275	—		411,275
Total current liabilities	7,289,597	26,506		7,316,103
Non-current liabilities
Operating lease liabilities - noncurrent	504,148	—		504,148
Total liabilities	7,793,745	26,506		7,820,251

Shareholders' equity
Preferred stock, Class A		9,992		9,992
Common Stock	1	35,319	75,000	110,319
			(1)
Subscription Receivable	(6,264,313)	—		(6,264,313)
Additional paid-in Capital	6,264,312	20,509,768	(75,000)	26,770,897
			1
Accumulated deficit	(2,049,141)	(20,581,585)		(22,630,726)
Statutory reserves	12,384	—		12,384
Accumulated other comprehensive income	77,899	—		77,899
Total shareholders' equity	(1,958,858)			(1,853,364)
Total Liabilities and Shareholders' Equity	$5,834,887	$—		$5,834,887

The accompanying notes are an integral part of these pro forma financial statements

CANG BAO TIAN XIA INTERNATIONAL ART TRADE CENTER, INC.

PRO FORMA CONDENSED INCOME STATEMENT

For the year ended September 30, 2019

(Unaudited)

	Zhi Yuan Limited and Subsidiaries	Cang Bao Tian Xia International Art Trade Center, Inc.	Adjustments	Pro Forma

Net revenues	$2,986,593	$—		$2,986,593
Cost of revenues	2,278,211	—		2,278,211
Gross margin	708,382	—		708,382
Operating expenses:
Selling expense	1,702,820	—		1,702,820
General and administrative	1,000,945	48,856		1,049,801
Total operating expenses	2,703,765	48,856		2,752,621

Loss from operations	(1,995,383)			(2,044,239)

Other income/(loss)
Interest income	577	—		577
Interest expense	(174)	—		(174)
Other income (expense)	70	—		70
Total other income(loss)	473	—		473

Operating loss before income taxes	(1,994,910)			(2,043,766)

Provision for income taxes expense	41,281	—		41,281

Net loss	(2,036,191)			(2,085,047)

Other comprehensive income (loss)
Net loss	(2,036,191)	—		(2,085,047)
Foreign currency translation adjustment	77,772	—		77,772
Total comprehensive income	$(1,958,419)	$(48,856)		$(2,007,275)

Loss per share
Basic and Diluted
Weighted average shares outstanding
Basic and Diluted		35,319,245	75,000,000	110,319,245

The accompanying notes are an integral part of these pro forma financial statements

CANG BAO TIAN XIA INTERNATIONAL ART TRADE CENTER, INC.

PRO FORMA CONDENSED BALANCE SHEET

As of March 31, 2020

(Unaudited)

	Zhi Yuan Limited and Subsidiaries	Cang Bao Tian Xia International Art Trade Center, Inc.		Adjustments	Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$1,617,566	$			$1,617,566
Inventory	285,945				285,945
Due from related party	28,053				28,053
Prepayment and other current assets, net	2,071,456				2,071,456
Total current assets	4,003,020		—		4,003,020
Non-current assets
Property, plant and equipment, net	13,028				13,028
Intangible assets	343,084				343,084
Operating lease right of use asset, net	735,901				735,901
Total non-current assets	1,092,013				1,092,013
Total Assets	$5,095,033		$—		$5,095,033

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expense	$4,815,560		$26,100		$4,841,660
Deferred revenues	2,139,181				2,139,181
Due to related party	—		25,076		25,076
Operating lease liabilities - current	299,175				299,175
Total current liabilities	7,253,916		51,176		7,305,092
Non-current liabilities
Operating lease liabilities - noncurrent	509,061				509,061
Total liabilities	7,762,977		51,176		7,814,153

Shareholders' equity
Preferred stock, Class A			9,920		9,920
Common Stock	1		35,319	75,000	110,319
				(1)
Additional Paid-In Capital	6,264,312		20,509,840	(75,000)	26,770,897
Shares Subscription Receivable	(6,264,313)				(6,264,313)
Accumulated deficit	(2,745,795)		(20,606,255)		(23,352,050)
Statutory reserves	12,384				12,384
Accumulated other comprehensive income	65,467				65,467
Total shareholders' equity	(2,667,944)		(51,176)		(2,719,120)
Total Liabilities and Shareholders' Equity	$5,095,033	$			$5,095,033

The accompanying notes are an integral part of these pro forma financial statements

CANG BAO TIAN XIA INTERNATIONAL ART TRADE CENTER, INC.

PRO FORMA CONDENSED INCOME STATEMENT

For six months ended March 31, 2020

(Unaudited)

	Zhi Yuan Limited and Subsidiaries	Cang Bao Tian Xia International Art Trade Center, Inc.	Adjustments	Pro Forma

Net revenues	$2,406,047	$—		$2,406,047
Cost of revenues	835,080	—		835,080
Gross margin	1,570,967	—		1,570,967
Operating expenses:
Selling expense	826,419	—		826,419
General and administrative	1,404,706	24,670		1,429,376
Total operating expenses	2,231,125	24,670		2,2551,795

Loss from operations	(660,158)	(24,670)		(684,828)

Other income/(loss)
Interest income	1,582			1,582
Interest expense	(92)			(92)
Other income (expense)	(35,238)			(35,238)
Total other income(loss)	(33,748)	—		(33,748)

Operating loss before income taxes	(693,906)	(24,670)		(718,576)

Provision for income taxes expense	2,748			2,748

Net loss	(696,654)	(24,670)		(721,324)

Other comprehensive income (loss)
Net loss	(696,654)	(24,670)		(721,324)
Foreign currency translation adjustment	(12,432)			(12,432)
Total comprehensive income	$(709,086)	$(24,670)		$(733,756)

Loss per share
Basic and Diluted
Weighted average shares outstanding
Basic and Diluted		35,319,245	75,000,000	110,319,245

The accompanying notes are an integral part of these pro forma financial statements

CANG BAO TIAN XIA INTERNATIONAL ART TRADE CENTER, INC.

NOTES TO PRO FORMA FINANCIAL STATEMENTS

As of and for the year ended September 30, 2019

As of and for the six months ended March 31, 2020

NOTE 1 – PRO FORMA AND BASIS OF PRESENTATION

The unaudited pro forma financial statements are based on historical financial statements of Cang Bao Tian Xia International Art Trade Center Inc.(“Cangbao US”) and its subsidiaries, Hainan Cangbao Tianxia Cultural Relic Co., Ltd.(“Hainan Cangbao”) and Cangbao Tianxia (Shanghai) Cultural Relic Co., Ltd (“Shanghai Cangbao”). with the assumption that Cang Bao Tian Xia International Art Trade Center Inc. or its subsidiary would entered into a series of Variable Interest Entity (“VIE”) agreements with Hainan Cangbao and Shanghai Cangbao, through which the Company controls all management responsibilities of Hainan Cangbao and Shanghai Cangbao as if the transactions had closed at the beginning of the year.

For financial reporting purpose, the transaction is classified as a business combination under common control is a business combination in which all of the combining entities or businesses are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory.

NOTE 2 – ADJUSTMENTS

(a)

Cangbao US issued 75,000,000 shares of its common stock in exchange for all of the outstanding shares in ZhiYuan.

(b)

To eliminate ZhiYuan and subsidiaries’ historical shares capital amounts, assuming the ZhiYuan 's original stockholders will exchange their shares in ZhiYuan for the Cangbao US shares.